                                                                    EXHIBIT 23.3

The Board of Directors
RBS Cards Securitisation Funding Limited
Royal Bank House
71 Bath Street
Jersey
JE4 8PJ

20 July 2006

Our Ref: RJT/CC/LA

Dear Sirs

RE: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement Nos. 333-128502, 128502-01 and 128502-02 on Form S-3 of our audit report dated 20 July 2006 relating to the financial statements of RBS Cards Securitisation Funding Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Edinburgh, United Kingdom
20 July 2006

The Board of Directors
Arran Funding Limited
22 Grenville Street
St Helier
Jersey
JE4 8PX

20 July 2006

Our Ref: RJT/CC/LA

Dear Sirs

RE: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement Nos. 333-128502, 128502-01 and 128502-02 on Form S-3 of our audit report dated 20 July 2006 relating to the financial statements of Arran Funding Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Edinburgh, United Kingdom
20 July 2006